Exhibit 10.64

Business Operation Agreement

Beijing Sogou Technology Development Co., Ltd

and

Wang Xiaochuan, Hao Xianxian

and

Beijing Sogou Information Service Co., Ltd.

September 26, 2010

This Business Operation Agreement (hereinafter referred to as the “Agreement”) is entered into by and among the following parties on September 26, 2010:

Party A:	Beijing Sogou Technology Development Co., Ltd, Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

Party B:	Beijing Sogou Information Service Co., Ltd., Registered Address: Room 2, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

Party C:	Wang Xiaochuan, ID Card No: 510104197810031478, Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

Party D:	Hao Xianxian, ID Card No: 230602198007241363 Registered Address: Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

In this Agreement, Party A, Party B, Party C and Party B are referred to as the “parties” collectively or “a party” individually.

Whereas:

1	Party A is a wholly foreign-invested limited liability company incorporated and existing under laws of the People’s Republic of China.

2	Party B is a domestic limited liability company incorporated and existing under laws of the People’s Republic of China, and Party C and Party D are shareholders of Party B.

3	Party A and Party B have established business relationship by signing agreements including Exclusive Technical Consultancy and Service Agreement, whereby Party B shall pay various fees and amounts to Party A, and day-to-day business activities of Party B will therefore substantially affect its ability to pay the fees and amounts to Party A.

Therefore, the parties hereto reach the following Agreement for performance through friendly negotiation and on the principle of equality and mutual benefit:

I.	Non-performance Obligation

In order to ensure performance of Party B under the agreements signed with Party A and all obligations it bears to Party A, Party B and its shareholders, namely Party C and Party D, hereby acknowledge and agree that, unless with the prior written consent of Party A or other parties designated by Party A, Party B will not conduct any transaction that may substantially affect its assets, business, staff, obligations, rights or corporate operations, including but not limited to the following transactions:

1.	Sell, assign, mortgage or otherwise deal with any asset, business or revenue, or allow the setting of any other security interest thereon (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Party A and with the explicit prior written consent of Party A).

2.	Conclude any transaction that will substantially and negatively affect its assets, liabilities, operations, stock equity or other lawful rights (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Party A and with the explicit prior written consent of Party A).

3.	Distribute any form of dividends or bonuses to shareholders of Party B.

4.	Incur, inherit, guarantee or permit the existence of any debts, except for (i) debts occurring in the due course of business or in day-to-day business operations other than in the form of loans, (ii) debts already disclosed to Party A and with the explicit prior written consent of Party A.

5.	Pass shareholders’ meeting resolutions to increase or decrease the Company’s registered capital, or otherwise change the structure of registered capital.

6.	Make whatsoever form of addition, alteration or modification to the Company’s articles of association or change the business scope of the Company.

7.	Change or dismiss any director or replace any senior executive of the Company.

8.	Change the Company’s normal business procedures or amend any major internal rules and bylaws of the Company.

9.	Make major adjustments to the Company’s business model, marketing strategy, business guidelines or customer relations.

10.	Conduct any activity beyond the normal business scope of the Company or operate the Company in a manner that is inconsistent with the past manner or that is unusual.

11.	Merge or consolidate with any person, or acquire any person or invest in any person.

II.	Business Management and Staffing

1.	Party B and its shareholders, namely Party C and Party D, hereby agree to accept the recommendations that Party A may provide to them with regard to employment and dismissal of employees, day-to-day business management and the financial management system of the Company, and to implement the recommendations faithfully.

2.	Party B and its shareholders, namely Party C and Party D, hereby agree that Party C and Party D will elect the persons nominated by Party A as directors of Party B according to the procedures set forth by laws, regulations and the Company’s articles of association, cause the directors to elect the person recommended by Party A as Chairman of the Company, and appoint the persons designated by Party A as General Manager, Financial Director and other senior executives of Party B.

3.	The aforesaid directors or senior executives nominated by Party A will lose the capacity of assuming any office in Party B if and when they leave Party A either voluntarily or through termination of employment by Party A. In that situation, Party B, Party C and Party D will immediately remove the said persons from any and all positions they hold in Party B, and will immediately elect and employ the other persons designated by Party A to assume the positions.

4.	For the purpose of Paragraph 3 of the present article, Party C and Party D will take any and all necessary internal and external procedures of the Company to fulfill the aforesaid dismissal and employment procedures as required by laws, the articles of association of the Company and the provisions of this Agreement.

5.	Each of Party C and Party D hereby respectively agrees that it will sign the power of attorney of the content shown in the attachment hereto when executing this Agreement, by which Party C and Party D will irrevocably authorize the individual appointed by Party A or the board of directors (or Executive Director) of Party A (hereinafter referred to as “Representative of Party A”) to exercise on their behalf the rights they enjoy as shareholders, and to exercise all shareholder’s voting powers in the name of shareholders at shareholders’ meetings of Party B. Party C and Party D further agree that they will replace, from time to time and as requested by Party A, the representative of Party B authorized in the aforesaid power of attorney.

III.	Entire Agreement and Amendments to Agreement

1.	The parties hereby acknowledge that this Agreement is the equitable and reasonable agreement reached by and among them on the basis of equality and mutual benefit. In the event of any inconsistence, this Agreement shall prevail over all discussions, negotiations and written covenants reached among the parties with regard to the subject matter hereof prior to execution of this Agreement.

2.	Any and all amendments, additions or changes to this Agreement shall be made in writing and shall take effect only if stamped by Party A and Party B and signed by Party C and Party D. The parties’ amendments and additions to this Agreement shall constitute an integral part of and enjoy equal legal effectiveness as this Agreement.

IV.	Confidentiality Clause

1.	The parties agree to endeavor to take all reasonable measures to keep in confidence the execution, terms and conditions as well as performance of this Agreement, and the confidential data and information of any party that another party may know or access during performance of this Agreement (hereinafter referred to as “Confidential Information”), and shall not disclose, make available or assign such Confidential Information to any third party without the prior written consent of the party providing the information.

2.	The above restriction is not applicable to:

(a)	information that has already become generally available to the public at the time of disclosure;

(b)	information that, after the time of disclosure, has become generally available to the public not because of the fault of any party hereto;

(c)	information that any party hereto can prove that it has already possessed before the time of disclosure and that has not been directly or indirectly acquired from any other party hereto; and

(d)	the foregoing Confidential Information that any party hereto is obliged to disclose to relevant governmental authorities or stock exchanges, among others, as required by law, or that any party hereto discloses to its direct legal counsels and financial advisors as needed during its due course of business.

3.	The parties agree that this clause will continue to remain valid and effective regardless of any alteration, cancellation or termination of this Agreement.

V.	Effectiveness and Term of Agreement

1.	This Agreement shall take effect after being stamped by Party A and Party B and signed by Party C and Party D and as of the first written date of execution.

2.	This Agreement shall remain valid for ten years from the date of effectiveness unless Party A cancels it early. Before expiration of this Agreement, and if requested by Party A, the parties shall extend the term of this Agreement and sign a new Business Operation Agreement or continue to perform this Agreement as requested by Party A.

VI.	Termination

1.	If any agreement between Party A and Party B terminates or expires, Party A will have the right to determine whether or not to terminate all agreements between Party A and Party B, including but not limited to Exclusive Technical Consultancy and Service Agreement.

2.	Within the term of validity of this Agreement, none of Party B or its shareholders, namely Party C and Party D, shall terminate this Agreement early. Party A shall have the right to terminate this Agreement by giving a written notice of 30 days at any time to Party B and the shareholders.

3.	The parties may terminate this Agreement as they unanimously agree through negotiation.

VII.	Governing Law and Settlement of Disputes

1.	Governing Law

The execution, effectiveness, performance, construction and interpretation of and the settlement of disputes over this Agreement shall be governed by Chinese laws.

2.	Arbitration

When any dispute occurs among the parties with regard to the interpretation and performance of any clauses herein, the parties shall seek settlement of the dispute through good-faith negotiation. If the parties cannot reach any agreement on settlement of the dispute within thirty (30) days after any of the parties sends to the other parties the written notice requesting resolution through negotiation, any party hereto may refer the dispute to China International Economic and Trade Arbitration Commission for determination according to the arbitration rules of the said Commission as then prevailing. Arbitration shall occur in Beijing and the language of arbitration shall be Chinese. The arbitration ruling shall be final and binding upon all of the parties. This clause shall survive regardless of termination or cancellation of this Agreement.

VIII.	Force Majeure

1.	Force majeure shall refer to all events that are uncontrollable and unforeseeable by a party hereto or that are inevitable even if foreseeable and prevent that party from performing or from fully performing the obligations hereunder. Such events include, without limitation to, any strikes, factory closedowns, explosions, marine perils, natural disasters or acts of public enemy, fire, floods, destructive activities, accidents, wars, riots, rebellions and any other similar events

2.	If a force maejure event occurs and prevents the affected party from performing any obligation hereunder, the obligation so prevented shall be suspended throughout the duration of the force majeure event and the date of performance of the obligation shall be automatically extended to the date of completion of the force majeure event, and the party so prevented from performing the obligation shall not be subject to any punishment.

3.	The party encountering a force majeure event shall immediately give a written notice to the other parties, and deliver appropriate proof of the occurrence and duration of the force majeure event. The party encountering a force majeure event shall also make any and all reasonable efforts to terminate the force majeure event.

4.	Once a force majeure event occurs, the parties shall immediately negotiate to find an equitable solution, and shall also make any and all reasonable efforts to minimize the consequences of the force majeure event.

5.	If a force majeure event lasts for over ninety (90) days and the parties cannot reach any agreement on an equitable solution, any party shall then have the right to terminate this Agreement. Upon termination of the Agreement as per the foregoing provision, no further rights or obligations will accrue to any of the parties, provided that the rights and obligations of each party that already accrue as of the date of termination of this Agreement shall not be affected by the termination.

IX.	Miscellaneous

1.	The written consents, recommendations, appointments hereunder that involve Party A and other decisions with material influence on day-to-day operations of Party B shall be made by the board of directors of Party A.

2.	Party C and Party D undertake that all provisions herein shall remain legally binding upon them regardless of any future change that may occur to their respective percent of shareholding in Party B, and that the provisions herein shall apply to all stock equity that Party C and Party D may hold in Party B.

3.	Notices

Notices or other correspondence to that any party hereto shall give as required by this Agreement shall be made in writing and in Chinese and delivered by person (including express mail service) or by registered airmail. All notices and correspondence shall be sent to the following addresses unless any otherwise address has been informed by written notification:

Party A:	Beijing Sogou Technology Development Co., Ltd.
Address:	Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode:	100084

Party B:	Beijing Sogou Information Service Co., Ltd.
Address:	Room 2, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing
Postcode:	100084

Party C:	Wang Xiaochuan
Address:	Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

Party D:	Hao Xianxian
Address:	Room 1, Level 9, Sohu Internet Plaza, Zhongguancun East Road, Haidian District, Beijing

4.	Service of Notices

Notices and correspondence shall be deemed as being served as per the following terms:

(a)	If delivered by person (including by express mail service): on the date of sign-in by the receiving party.

(b)	If delivered by registered mail: on the 3rd day from the date of receipt issued by the post office.

5.	Severity of Agreement

Without affecting other terms and conditions of this Agreement, if any provision or part of this Agreement is held invalid, unlawful or unenforceable according to Chinese laws or is against public interest, the effectiveness, validity and enforceability of the terms and conditions in all other parts of the Agreement shall not be affected and impaired in any way. Both parties shall negotiate in good faith to discuss and determine a clause to satisfaction of both parties in order to replace the invalid provision.

6.	Successors and Assignees

This Agreement shall be equally binding upon each party’s lawful successors and assignees.

7.	Waivers

The failure or delay of any party hereto in exercising any of its rights hereunder shall not be regarded as its waiver of the right and single exercise of any right shall not prevent future exercise of any other right.

8.	Language and Counterparts

9.	This Agreement is executed in Chinese in SIX identical copies, of which each party respectively holds TWO and all enjoy equal legal effectiveness.

(There is no text hereinafter. Followed is the signing page)

(This page contains no text and is the signing page of the Business Division and Partnership Agreement)

Party A: Beijing Sogou Technology Development Co., Ltd

(Seal)

Party B: Beijing Sogou Information Service Co., Ltd.

(Seal)

Party C: Wang Xiaochuan

(Signature)

Party D: Hao Xianxian

(Signature)

Exhibit: Power of Attorney

Power of Attorney

I, a shareholder of Beijing Sogou Information Service Co., Ltd. (hereinafter referred to as “Sogou Information”), aggregately hold 50% of the equity of the Company and hereby agree to authorize Beijing Sogou Technology Development Co., Ltd (hereinafter referred to as “Sogou Technology” or the “Authorized Person”) to exercise the shareholder’s rights associated with the said 50% of shareholding, and hereby irrevocably authorize the Authorized Person to exercise the following rights within the term of validity of this Power of Attorney:

I authorize the Authorized Person to act as my full-fledged representative and as the holder of 50% of stock equity of Sogou Information to exercise all rights that I enjoy as shareholder according to laws and the Company’s articles of association, including the right to propose the holding of shareholders’ meetings, receive any notices regarding the holding of shareholders’ meetings and rules of proceedings, attend shareholders’ meetings of Sogou Information and exercise all voting powers as the holder of 50% of shares of the Company (including acting as my authorized representative at shareholders’ meetings of Sogou Information to nominate and appoint directors, General Manager, Financial Director and other senior executives of Sogou Information, decide dividend distributions, etc.), sell or assign the 50% shareholding that I hold in Sogou Information, etc.

The Authorized Person has the right to designate the individual appointed by its board of directors (or Executive Director) to exercise the rights granted by the authorizing party hereunder.

This Power of Attorney shall remain valid for ten years from the date of execution unless the Business Operation Agreement signed by and among Sogou Information, Sogou Technology, Hao Xianxian and me is terminated early due to whatsoever reason. Upon expiration of the term of this Power of Attorney, if requested by Sogou Technology, I shall extend the term of this Power of Attorney as requested.

(There is no text hereinafter and followed is the signing page.)

(This page contains no text and is the signing page of the Power of Attorney.)

Authorizing Party: Wang Xiaochuan
(Signature)

Date:

Authorized Person: Beijing Sogou Technology Development Co., Ltd

(Seal):

Date:

Power of Attorney

I, a shareholder of Beijing Sogou Information Service Co., Ltd. (hereinafter referred to as “Sogou Information”), aggregately hold 50% of the equity of the Company and hereby agree to authorize Beijing Sogou Technology Development Co., Ltd (hereinafter referred to as “Sogou Technology” or the “Authorized Person”) to exercise the shareholder’s rights associated with the said 50% of shareholding, and hereby irrevocably authorize the Authorized Person to exercise the following rights within the term of validity of this Power of Attorney:

I authorize the Authorized Person to act as my full-fledged representative and as the holder of 50% of stock equity of Sogou Information to exercise all rights that I enjoy as shareholder according to laws and the Company’s articles of association, including the right to propose the holding of shareholders’ meetings, receive any notices regarding the holding of shareholders’ meetings and rules of proceedings, attend shareholders’ meetings of Sogou Information and exercise all voting powers as the holder of 50% of shares of the Company (including acting as my authorized representative at shareholders’ meetings of Sogou Information to nominate and appoint directors, General Manager, Financial Director and other senior executives of Sogou Information, decide dividend distributions, etc.), sell or assign the 50% shareholding that I hold in Sogou Information, etc.

The Authorized Person has the right to designate the individual appointed by its board of directors (or Executive Director) to exercise the rights granted by the authorizing party hereunder.

This Power of Attorney shall remain valid for ten years from the date of execution unless the Business Operation Agreement signed by and among Sogou Information, Sogou Technology, Wang Xiaochuan and me is terminated early due to whatsoever reason. Upon expiration of the term of this Power of Attorney, if requested by Sogou Technology, I shall extend the term of this Power of Attorney as requested.

(This page contains no text and is the signing page of the Power of Attorney.)

Authorizing Party: Hao Xianxian
(Signature)

Date:

Authorized Person: Beijing Sogou Technology Development Co., Ltd

(Seal):

Date: